Exhibit 99.1

3055 LEBANON PIKE

SUITE 1000

NASHVILLE, TN 37215

PRESS RELEASE – FOR IMMEDIATE RELEASE

CHANGE HEALTHCARE ANNOUNCES DELIVERY OF CONDITIONAL NOTICES OF REDEMPTION FOR ALL

OF ITS OUTSTANDING 11.00% SENIOR NOTES DUE 2019, 11.25% SENIOR NOTES DUE 2020 AND 6.00%

SENIOR NOTES DUE 2021

NASHVILLE, Tenn., January 26, 2017 — Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services designed to enable smarter healthcare, today announced that conditional notices of redemption were delivered to the holders of its 11.00% Senior Notes due 2019 (the “2019 Notes”), 11.25% Senior Notes due 2020 (the “2020 Notes”) and 6.00% Senior Notes due 2021 (the “2021 Notes,” and collectively with the 2019 Notes and the 2020 Notes, the “Senior Notes”). Subject to the satisfaction or waiver of the conditions set forth therein, Change Healthcare intends to redeem the Senior Notes on March 1, 2017. The redemption prices will include a 2.750% premium for the 2019 Notes, a 2.813% premium for the 2020 Notes and a make-whole premium for the 2021 Notes plus, in each case, accrued and unpaid interest up to, but excluding, the redemption date.

The redemption of the Senior Notes is subject to and conditioned upon the consummation of the transactions under the previously announced Agreement of Contribution and Sale dated June 28, 2016 (the “Contribution Agreement”), pursuant to which Change Healthcare and McKesson Corporation will form a new healthcare information technology company, combining substantially all of Change Healthcare’s business and the majority of McKesson Technology Solutions (“MTS”). The consummation of the transactions under the Contribution Agreement remains subject to customary closing conditions.

This press release is for informational purposes only and does not constitute a notice of redemption or an offer to tender for, or purchase of, any Senior Notes or any other security. There can be no assurances that the conditions precedent to the redemptions will be satisfied or waived or that the redemptions will occur on the terms described or at all.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare Network™, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

Forward-Looking Statements

Statements made in this press release that express Change Healthcare’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning the pending MTS transaction, the redemption of the Senior Notes and Change Healthcare’s possible or assumed future results of operations, including descriptions of Change Healthcare’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the pending MTS transaction and Change Healthcare’s operations and business environment, all of which are difficult to predict and many of which are beyond Change Healthcare’s control. Although Change Healthcare believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Change Healthcare’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Change Healthcare’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Change Healthcare’s solutions; Change Healthcare’s ability to maintain relationships with its customers and channel partners; Change Healthcare’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) and the pending MTS transaction not being fully realized or not being realized within the expected time frames; general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks, uncertainties and other factors, and the general risks associated with the business of Change Healthcare described in the reports and other documents submitted by Change Healthcare to the Securities and Exchange Commission (the “SEC”). Such factors related to the pending MTS transaction include: the ability to satisfy all applicable closing conditions to the transaction; the ability to successfully complete the related financing transactions; the ability to accurately estimate the costs associated with the MTS transaction; the possibility that the expected benefits of the MTS transaction may not materialize as expected; the ability to successfully implement an integration strategy for the combined entity; as well as the ability to ensure continued performance or market growth of the combined entity’s products and services. More information regarding the pending MTS transaction is included in the Current Reports on Form 8-K filed by Change Healthcare with the SEC on July 5, 2016, September 6, 2016 and December 21, 2016.

Forward-looking statements made by Change Healthcare herein, or elsewhere, speak only as of the date on which made. Change Healthcare expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Change Healthcare’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Tommy Lewis

615-932-3235

tlewis@changehealthcare.com